UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2020 (April 6, 2020)

Spirit of Texas Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-38484 (Commission File Number)	90-0499552 (IRS Employer Identification No.)

1836 Spirit of Texas Way

Conroe, Texas  77301

(Address of principal executive offices)  (Zip Code)

(936) 521-1836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	STXB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2020, Spirit of Texas Bancshares, Inc. (the “Company”) announced to its employees that Dean O. Bass, the Chairman and Chief Executive Officer of the Company and its wholly-owned subsidiary, Spirit of Texas Bank (the “Bank”), has contracted the coronavirus disease 2019 (COVID-19) and is taking a temporary medical leave of absence. In connection with Mr. Bass’ leave of absence, on April 6, 2020, the Company’s Board of Directors determined that David M. McGuire, the President of the Company and President and Chief Lending Officer of the Bank, will assume Mr. Bass’ authority and responsibilities as Interim Chief Executive Officer until he returns from his leave of absence.  Additionally, Steven M. Morris, a director of the Company and the Bank, will serve as the acting Chairman of the Board of Directors of the Company and the Bank until Mr. Bass returns from his leave of absence.

Mr. McGuire, age 56, has served as the President of the Company and the President and Chief Lending Officer of the Bank, since 2009.  In addition to serving as Interim Chief Executive Officer of the Company and the Bank, Mr. McGuire will continue to serve as President of the Company and President and Chief Lending Officer of the Bank.

Mr. Morris, age 68, is a business and financial consultant and certified public accountant, beginning his career with Arthur Young & Company, an international accounting firm. Mr. Morris is the Founder and President of TransTexas Enterprises, Inc., a private investment firm located in Cypress, Texas. Mr. Morris is also the managing director of Barkers Point Properties, LLC, a real estate investment company. He has served on the boards of directors of the Company and the Bank since 2008. He is the former chairman of the Twelfth Man Foundation, a private 501(c)(3) corporation located in College Station, Texas. Additionally, Mr. Morris serves on the board of Crossroads Christian Counseling, Inc. and as a director of 127 Pure, a 501(c)(3) corporation located in Cumming, Georgia. In the past, he has served on various public and private boards, including audit committee chairman of Quicksilver Resources, Inc. and Bank of Tanglewood of Houston, Texas. Mr. Morris has been an elder in his church for the past 18 years and a Habitat for Humanity volunteer and participates in annual mission trips supporting an orphanage in India. He received his BBA in Accounting from Texas Tech University in 1974.

Item 7.01.     Regulation FD Disclosure.

A copy of the Company’s correspondence to its employees announcing the matters disclosed in Item 5.02 is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Spirit of Texas Bancshares, Inc. Employee Correspondence, dated April 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2020	SPIRIT OF TEXAS BANCSHARES, INC.
	By:	/s/ Allison Johnson
	Name:	Allison Johnson
	Title:	Interim Chief Financial Officer and Chief Accounting Officer